UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2008
Genelabs Technologies, Inc.
(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California		94063

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (650) 369-9500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-4.1

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 29, 2008, Genelabs Technologies, Inc., a California corporation (“Genelabs”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SmithKline Beecham Corporation, a Pennsylvania corporation (“SmithKline”) and Gemstone Acquisition Corporation, a California corporation and wholly owned subsidiary of SmithKline (“Purchaser”). SmithKline is a wholly-owned subsidiary of GlaxoSmithKline plc (“GSK”). Pursuant to the Merger Agreement, and subject to its terms and conditions, the Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, no par value, of Genelabs (“Genelabs Common Stock”). In the Offer, each Genelabs shareholder will receive for each share of Genelabs Common Stock validly tendered and not withdrawn, $1.30 per share net to the selling shareholders in cash, without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Merger Agreement.
     On October 29, 2008, Genelabs and GSK issued a joint press release relating to the Merger Agreement. A copy of the press release was previously furnished on Schedule 14D-9C, dated October 29, 2008.
     The Merger Agreement provides that the Offer will commence no later than 10 business days after the date of initial public announcement of the Merger Agreement, and will remain open for at least 20 business days. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into Genelabs (the “Merger”) and Genelabs will become a wholly-owned subsidiary of SmithKline. At the effective time of the Merger, each issued and outstanding share of Genelabs Common Stock (the “Shares”) (other than Shares held by shareholders who have exercised their rights under Chapter 13 of the California General Corporation Law) will be automatically converted into the right to receive the Offer Price in cash, without interest, as set forth above.
     The Merger Agreement includes customary representations, warranties and covenants of Genelabs, SmithKline and Purchaser. Genelabs has agreed to operate its business in the ordinary course until the Offer is consummated. Genelabs has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Genelabs and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both Genelabs and SmithKline and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Genelabs may be required to pay to SmithKline a termination fee of $3.0 million, plus reimbursement of expenses of up to $500,000.
     Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to customary conditions, including, among other things, that at least 90% of the outstanding Shares on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn. In the event that fewer than 90% of the outstanding Shares on a fully-diluted basis are tendered pursuant to the Offer and not withdrawn, but more than 50% of the Shares then outstanding are tendered and not withdrawn, Purchaser will, under certain circumstances described in the Merger Agreement, either reduce the minimum acceptance threshold to a number that, together with Shares that would be issued upon exercise of the Top-Up Option described below, equals 90% of the outstanding Shares on a fully-diluted basis or reduce the number of Shares subject to the Offer to a number equal to 49.9% of the Shares then outstanding.
     Subject to the terms of the Merger Agreement, Genelabs has granted Purchaser an option, exercisable only following consummation of the Offer, to purchase that number of newly-issued Shares that is equal to one share more than the amount needed to give Purchaser ownership of 90% of the outstanding Genelabs Common Stock on a fully-diluted basis (the “Top-Up Option”). Purchaser will pay Genelabs the Offer Price for each share acquired upon exercise of the Top-Up Option.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Genelabs, GSK, SmithKline or Purchaser. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Genelabs or GSK or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Genelabs’ or GSK’s public disclosures.
Tender and Shareholder Support Agreements
     In connection with the Offer, GSK, Purchaser and certain of Genelabs’ executive officers and directors, consisting of Leslie J. Browne, Ph.D., Irene A. Chow, Ph.D., Frederick W. Driscoll, Ronald C. Griffith, Ph.D., H. H. Haight, Alan Y. Kwan, Matthew J. Pfeffer, and Roy J. Wu have entered into a Tender and Shareholder Support Agreement, dated as of October 29, 2008 (the “Tender and Support Agreement”). The outstanding shares of Genelabs Common Stock subject to the Tender and Support Agreement represent approximately 1.1% of the total outstanding shares of Genelabs Common Stock. Pursuant to the Tender and Support Agreement, such executive officers and directors have agreed, among other things, subject to the termination of the Tender and Support Agreement (i) to tender in the Offer (and not to withdraw) all shares of Genelabs Common Stock beneficially owned or hereafter acquired by them, (ii) to vote such shares in support of the Merger in the event shareholder approval is required to consummate the Merger and against any competing transaction, (iii) to appoint SmithKline as their proxy to vote such shares in connection with the Merger Agreement, and (iv) not to otherwise transfer any of their Shares. In addition, each such officer and director has granted SmithKline an option to acquire such shares at the Offer Price in the event that SmithKline acquires shares in the Offer but the shares subject to the Tender and Support Agreement are not tendered or are withdrawn. Each Tender and Support Agreement will terminate upon the termination of the Merger Agreement.
     The form of the Tender and Support Agreement is attached as Exhibit 4.1 hereto and is incorporated by reference herein. The description of the Tender and Support Agreement set forth above does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreement.
Additional Information
     This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell any Shares. Purchaser has not commenced the Offer for shares of Genelabs stock described in this communication.
     Upon commencement of the Offer, GSK will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the Offer, Genelabs will file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9. Shareholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the Offer.
     Shareholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at www.sec.gov. In addition, shareholders will be able to obtain a free copy of these documents (when they become available) from Genelabs by contacting the Company at 505 Penobscot Drive, Redwood City, California 94063, attention: Investor Relations.
     In connection with the proposed transactions contemplated by the definitive agreement between SmithKline and Genelabs, Genelabs and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Genelabs shareholders in connection with such proposed transactions. Information about Genelabs’ directors and executive officers is available in Genelabs’ proxy statement for its 2008 annual meeting of shareholders, as filed with the SEC on April 25, 2008.
Forward-Looking Statements
     Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that Genelabs expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Offer will not close because of a failure to satisfy one or more of the closing conditions and that Genelabs’ business will have been adversely impacted during the pendency of the Offer. Additional information on these and other risks, uncertainties and factors is included in Genelabs’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated October 29, 2008, by and among SmithKline Beecham Corporation, Gemstone Acquisition Corporation, and Genelabs Technologies, Inc.

4.1	Form of Tender and Shareholder Support Agreement, by and among SmithKline Beecham Corporation, Gemstone Acquisition Corporation and certain shareholders of Genelabs Technologies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.
Date: November 3, 2008	By:	/s/ Frederick W. Driscoll
	Name:	Frederick W. Driscoll
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated October 29, 2008, by and among SmithKline Beecham Corporation, Gemstone Acquisition Corporation, and Genelabs Technologies, Inc.

4.1	Form of Tender and Shareholder Support Agreement, by and among SmithKline Beecham Corporation, Gemstone Acquisition Corporation and certain shareholders of Genelabs Technologies, Inc.